EXHIBIT 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-20186, Form S-8 No. 33-29038, Form S-8 No. 33-39453, Form S-8
No. 33-44108, Form S-8 No. 33-89526, Form S-8 No. 33-89592, Form S-8 No.
333-05251, Form S-8 No. 333-05309, Form S-3 No. 33-46870, Form S-3 No.
333-09113, and Form S-3 No. 333-74743) of Sovereign Bancorp, Inc. of our report dated March 11, 1999, with respect to the consolidated financial statements of Sovereign Bancorp, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1998.


/s/ Ernst & Young LLP


Philadelphia, Pennsylvania
March 29, 1999